[NAME OF PURCHASER]

Material Purchasing and Selling Contract

Contract No.:

Date:

Address

1.	Purpose of contract: both parties enter into this contract based on mutual benefit and good faith.

2.	The price and demand information are shown in schedule 1.

3.	Technology requirement: products supplied by Party B should comply with requirement of below document/standard.

1) product drawing/digifax  2) technology agreement  3) SOR  4) relevant nanational/ occupation standard

5) notice of technology measures/ authorization of PAA production measures   6) working guidelines of products engineering

4.	Delivery time and amount: The amount herewith refers to the planned number. The actual amount is the number on the supply notice from the date it is issued by Party A. Noticing ways includes below:

1)	Supply guiding plan issued in the latter part of a month. 2) each Friday, issue supply notice for the next week. 3) every day direct supply notice.

5.	Place of delivery: Warehouse of Party A or other place designated by Party B.

6.	Method of Delivery: Follow the requirement on the supply notice of Material Trade Company of Party A.

7.
Transport mode and station of arrival port and expense burden: Party B is responsible for the transportation matter and bears the risk of transportation and the expenses occurred in the transportation. Arrival port: Warehouse designated by Party A’s Material Trade Company or other place designated by Party A. The receiver’s name, contact information and Party A’s Material Trade Company should be indicated outside the packing box.

8.	Fair wastage of goods and its method of calculating: based on the number of qualified products actual used by Party A.

9.
Packing requirement, supply and recycle of packing material: it should be packed according to the requirement of Party A that the packing should be sturdy and prevent from extrusion, wet, deformation, etc. Also, the name of products, specification model, quantity, date as well as the detail contact information should be specified outside of the packing box. Packing expenses are undertaken by Party B. Party B shall not recycle the non-dedicated packing box or material. Party should coordinate actively with Party A in improving logistic management, including modifying packing method, changing consignment frequency, etc.

10.
Principle of receiving materials: 1) Name of material, mode, and quantity should keep in consistence with supply plan/purchasing order. 2) No damage on the package label, certification and the packing box as well as the products. 3) Quality inspection report attached. 4) the materials supplied should meet the requirements of Party A’s input materials inspection. 5) PPM value of the materials supplied should be less than 150. If it does not meet the requirement, Party B has the right to reject the materials or abandon, return it for repairing, cancel the orders, authorizing the use, at his disposal and making 1%-5% economic punishment on Party B. Upon the agreement of Party A in using the defected materials, the price should lower 5% in the final estimate and be deducted in the payment for goods directly.

11.
Supervision and random inspection of materials’ quality: 1) For key components and material, Party B provides function testing report to Party A. The expenses occurred are beard by Party B.  2) Party A takes a sample from the warehouse for input goods inspection or consigns third party inspection organization to test the materials. It the test is passed, the test fee is undertaken by Party A. If failed, the test fee is undertaken by Party B after Party A notifies Party B. In the event of latter situation, the fee shall be deducted from the payment for goods and quota should be reduced at the same time. 3) Qualified batch rate of the materials supplied by Party B should be no less than 95%. Otherwise, Party A has the right to terminate performing the contract or cease the contract, as well as require Party B to compensate for the economic loss caused to Party A.

12.	Faulty component/recall in period of warranty period: specified in Quality Assurance Service Agreement.

13.
Number of mandatory spare parts, fitting tools and supply method: Party B shall guarantee the supply of fittings of the materials until production of that mode of car is stopped for 5 years. The fittings are not allowed to be sold to any third party. Otherwise, Party A has the right to pursue the relevant responsibility of Party B.

14.
Method and deadline of payment:  upon receipt of the invoices in coincidence with the checks and certificates, the payment shall be settled in the month after next in form of bank acceptance or 2% cash discount. In the prior written consent of Party A on special unscheduled settlement requested by Party B, Party A may pay according to special settlement discount which are 2% discount of bank acceptance and 4% cash discount.

15.
Termination of contract: 1) The contract terminates automatically upon the close date of this contract set hereto. 2) In the event that the materials are not qualified or Party B cannot supply materials in time, Party A shall be entitled to cease the contract or request Party B to continue to fulfill the contract. Party B shall compensate for loss caused to Party A arising from Party B’s breach of contract. In the event that Party B fails to settle the payment for goods, Party B may cease the contract unilaterally in a moth prior written notice to Party A.

16.	Resolution of contract disputes: upon the disputes arising from performance of this contract, the parties may submit the disputes to People’s Court of Party B’s area.

17.
Act of God: in the event of Act of God, including but not limit to the unpredictable things like earthquake, flood, fire, government act etc., both parties should take necessary measures to avoid the loss expansion. Within 15 days upon the occurrence of Act of God, either party should inform the other party in written notice, including but not limit to email, fax or any other way. The party should bear the responsibility of compensation for loss if it fails to notify the other party in the period mentioned above.

18.
Attachment to this contract: the following agreement or document signed by both parties is treated as the attachment to this contract, which shall have the same legal validity. They are: “Purchasing and Selling Contract Schedule”, “Agreement on Delivery”, “Selling and Supply”, “Quality Assurance Service Agreement”, “Clean Agreement”.

This contract takes effect after the affixation of the signatures or seals of both parties. The validity period of this contract is from __________, 20__ to _____________, 20__.

Party A	.	Party B	Shenzhen ORB-FT New Materials Co., Ltd.
Address		Address	Futian District, Shenzhen, China
bank	Account No.	bank	Account No.
Post code	Tax No.	Post code	Tax No.
Tel	Fax	Tel	Fax
E-mail		E-mail
Legal Representative	Entrusted Agent	Legal Representative	Entrusted Agent

Schedule 1:      Contract No.: 42502VXJ09001

Party B: Shenzhen ORB-FT New Materials Co., Ltd.

Comprehensive evaluation grade:

No.	Specification model	Material Name	Unit	Technology Agreement No (or SOR)	Proportioning	Quantity	Unit Price(destination price, no tax, ) RMB	Total (no tax) RMB
1
2
3
4
Total amount (no tax, in RMB)
Amount in words

Entrusted Agent of Party A:	Entrusted Agent of Party B:

Date:	Date:

Seal and Stamp of Party A:	Seal and Stamp of Party A: